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                                                                   Exhibit 23(a)







                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the OH&R Investment Plan of our report dated February 6, 1997, with respect to the consolidated financial statements and schedule of The Timken Company included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                            ERNST & YOUNG LLP



Canton, Ohio
November 21, 1997